Exhibit 10.52

GENERAL GROWTH PROPERTIES, INC.
CASH VALUE ADDED INCENTIVE COMPENSATION PLAN
(Effective January 1, 2007)

This Amendment to General Growth Properties, Inc. Cash Value Added Incentive Compensation Plan (the “Plan”), is effective as of January 1, 2007. Capitalized terms not defined herein shall have the meaning set forth in the Plan.

1.             The following definitions in Article I Purpose; Definitions of the Plan are hereby amended in their entirety to read as follows:

“ “Base Salary” means (a) in the case of a salaried employee, the base salary or wages of such employee excluding overtime, bonuses, contributions to or benefits under employee benefit plans, fringe benefits, and other such forms of compensation, paid to such salaried employee as of a date during the Award Year designated by the Committee, and (b) in the case of an hourly employee, the annualized hourly salary or wages of such hourly employee excluding overtime, bonuses, contributions to or benefits under employee benefit plans, fringe benefits, and other such forms of compensation as of a date during the Award Year designated by the Committee. Base Salary shall include any elective contributions that are paid through a reduction in a Participant’s basic salary and which are not includible in the Participant’s gross income under Sections 125 or 402(e)(3) of the Code.”

“ “Eligible Employee” means any regular full-time, nonunion employee of an Employer as of a date during the Award Year designated by the Committee who has not received a Final Performance Improvement Plan and whom the Committee has designated to be eligible to participate in the Plan.”

“ “Final Performance Improvement Plan” means a written performance plan, which if not followed could result in termination of employment, issued during the Award Year for which the Committee is determining the Annual Bonus Award.”

“Leverage” means a Unit’s target NOI for the Award Year, multiplied by a percentage, both as established from time to time by the Committee.

“Unit” means the Company, an affiliate, a subsidiary, an operating property, group of operating properties, business segment, or portion of a business segment designated as a Unit by the Committee.

2.             Section 2.1 of the Plan shall be amended by adding the following to the end thereof:

“The Compensation Committee may delegate administration of the Plan, or administration of portions of the Plan, to the Chief Executive Officer of the Company.”

3.             The first sentence of Section 2.2 of the Plan is hereby amended in its entirety to read as follows:

“The Committee shall have full power and authority to construe, interpret and administer the Plan and to determine the terms of all Annual Bonus Awards and Payments hereunder, including, without limitation, the Target Incentive Award for each Participant, the Bonus Multiple, the factors upon which such variables are based, and whether a portion or all of a Participant’s Annual Bonus Award is based on such Participant’s individual performance or is discretionary.”

4.             The second paragraph of Section 2.2 of the Plan is hereby amended in its entirety to read as follows:

“In furtherance, and not in limitation, of the authority granted by the preceding paragraph, the Committee shall have authority to determine (a) the Participants to whom payments are made, (b) the Unit or Units with respect to whose performance the Annual Bonus Award is to be granted, (c) when the Annual Bonus Award Payments shall be made (which payments may, without limitation, be made on a deferred basis or in installments), (d) whether and when an Annual Bonus Award should be prorated, and (e) actual dollar amounts to be paid hereunder.”

5.             The second sentence of Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

“The Committee shall designate whether the Participant’s Annual Bonus Award shall be based, in whole or in part, on the Cash Value Added for a Unit, Units or individual performance, and shall identify the specific Unit or Units and the relative weighing of the Unit, Units or individual performance used to calculate the Annual Bonus for a Participant, if applicable.”

6.             The first sentence of Section 4.4 of the Plan is hereby amended in its entirety to read as follows:

“If a Participant has a Bonus Bank balance, the Employer shall give each Participant a statement of his or her Bonus Bank once each year.”

7.             The second paragraph of Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

“The Annual Bonus Award shall be equal to the Target Incentive Award multiplied by the Bonus Multiple, provided, however, that the Committee, in its sole discretion, may designate a portion or all of such Annual Bonus Award as based on such Participant’s individual performance or as discretionary. If the Committee decides to designate a portion of the Annual Bonus Award as based on individual performance or as discretionary, the amount of a Participant’s Annual Bonus Award shall be equal to the sum of (a) the amount, if any, of the Annual Bonus Award, not based on individual performance or identified as discretionary, (b) the amount, if any, of the individual performance component of the Annual Bonus Award, which the Committee decides, in its sole discretion, has been earned by the Participant, and (c) that amount, if any, of the discretionary component of the Annual Bonus Award which the Committee decides, in its sole discretion, to grant to the Participant.”

8.             The first sentence of Section 5.2 of the Plan is hereby amended in its entirety and a new second sentence is hereby added, both to read as follows:

“Annual Bonus Award Payments shall be made as soon as practicable after Annual Bonus Award amounts are determined and approved by the Committee. Notwithstanding anything to the contrary contained in the Plan, Participants shall not be vested in, or entitled to, any Annual Bonus Award until the Committee has approved such Annual Bonus Award.”

9.             The Plan is not otherwise modified and is hereby ratified and confirmed.

10.           This Amendment and the Plan shall be considered, for all intents and purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Plan, the terms and provisions of this Amendment shall, in all instances, prevail. If any provision of this Amendment or the application thereof to any person or circumstance is or becomes illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Amendment shall be interpreted as if such illegal, invalid or unenforceable provision did not exist herein.